Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 19, 2017, on our audits of the consolidated financial statements of Air Industries Group for the years ended December 31, 2016 and 2015, which is included in the Prospectus constituting part of this registration statement. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Certified Public Accountants

Saddle Brook NJ

July 26, 2017